Exhibit 99.1

DONNELLEY FINANCIAL REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS AND ISSUES 2018 GUIDANCE

Chicago, February 28, 2018 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the fourth quarter and full year 2017.

Highlights:

	Fourth-quarter 2017	Full-year 2017
Net Sales	$224.8 million	$1,004.9 million
GAAP Net earnings (loss)(1)	($23.7) million	$9.7 million
Non-GAAP Adjusted EBITDA(2)	$32.9 million	$174.1 million
Operating Cash Flow	$57.7 million	$91.4 million
Free Cash Flow(2)	$49.9 million	$63.6 million
(1)	Includes $22.4 million of additional income tax expense in the fourth quarter of 2017 related to the U.S. Tax Cuts and Jobs Act.
(2)

Non-GAAP Adjusted EBITDA and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below.  See the tables below for amounts and reconciliations to the most comparable GAAP measures.

•	Reduced outstanding debt by $128.7 million during 2017, ending the year with total debt of $458.3 million, and cash of $52.0 million
•	Company issues full-year 2018 guidance

“I am pleased with our results for 2017, our first full year as a standalone company,” said Daniel N. Leib, Donnelley Financial’s President and Chief Executive Officer.  “Revenue increased by $21 million, driven by growth in Investment Markets, Language Solutions and International, while softer than expected transactional activity resulted in a modest decline in U.S. capital markets.  The revenue growth we achieved, coupled with aggressive cost management, drove $63.6 million of free cash flow in 2017, most of which was used to reduce the Company's debt.  Within the first five quarters of the spin-off from R.R. Donnelley, we have reduced our total debt by nearly $180 million, ending 2017 with gross leverage of 2.6x.  In addition, we ended the year with $52 million of cash.”

Leib continued, “In light of our strengthened financial position, the market opportunities we see and the benefits of the recently announced tax legislation, we will increase our investments in 2018 to drive long-term growth.  Our targeted gross leverage range remains in the range of 2.25x to 2.75x.”

Net Sales

Net sales in the fourth quarter of 2017 were $224.8 million, an increase of $3.8 million, or 1.7%, from the fourth quarter of 2016.  After adjusting for changes in foreign exchange rates, organic sales increased 1.0% from the fourth quarter of 2016 driven primarily by growth in transactional, compliance and Venue revenue within U.S. Capital Markets, which was partially offset by declines in U.S. Investment Markets and International.

GAAP Earnings (loss)

Fourth-quarter 2017 net loss was $23.7 million, or $0.71 per diluted share, compared to net loss of $0.8 million, or $0.02 per diluted share, in the fourth quarter of 2016.  The fourth-quarter 2017 net loss included additional income tax expense of $22.4 million, or $0.67 per diluted share, related to the impact of the U.S. Tax Cuts and Jobs Act. The fourth-quarter net loss included after-tax charges of $28.4 million and $4.9 million in 2017 and 2016, respectively, all of which are excluded from the presentation of non-GAAP net earnings.  Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Net Earnings (loss)

Non-GAAP adjusted EBITDA in the fourth quarter of 2017 was $32.9 million, compared to $27.7 million in the fourth quarter of 2016.  Non-GAAP adjusted EBITDA margin in the fourth quarter of 2017 was 14.6%, 210 basis points higher than in the fourth quarter of 2016.  The increase in non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin was primarily driven by company-wide cost reductions and increased activity within U.S. Capital Markets, partially offset by reduced activity within International and U.S. Investment Markets, as well as higher employee-related expenses.

Non-GAAP net earnings totaled $4.7 million, or $0.14 per diluted share, in the fourth quarter of 2017 compared to non-GAAP net earnings of $4.1 million, or $0.13 per diluted share, in the fourth quarter of 2016.  Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings, as well as non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

Impact of the U.S. Tax Cuts and Jobs Act

The Company recorded additional income tax expense of $22.4 million, or $0.67 per diluted share, in the fourth quarter of 2017 related to the impact of the U.S. Tax Cuts and Jobs Act.  The additional income tax expense represents the Company’s initial estimate of the transition tax imposed on accumulated foreign earnings and the remeasurement of the Company's net deferred tax asset.

2018 Guidance

The Company provides the following full-year guidance for 2018, which includes increased operating expense and capital expenditures related to investments targeted toward driving long-term revenue growth:

2018 Guidance
Net sales	Approximately $1 billion, representing organic growth in the range of 1% to 2%
Non-GAAP adjusted EBITDA(1)	$165-$175 million
Depreciation and amortization	Approximately $50 million
Interest expense	Approximately $37 million
Non-GAAP effective tax rate	29% to 31%
Diluted share count	Approximately 34 million
Capital expenditures	$40 to $45 million
Free cash flow(2)	$55 to $60 million
(1)	Pension income excluded from non-GAAP adjusted EBITDA beginning in 2018; pension income of $3.3 million was included in full-year 2017 non-GAAP adjusted EBITDA
(2)	Defined as operating cash flow less capital expenditures. 2018 free cash flow guidance includes approximately $15 million for spinoff-related transition expenses.

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.”  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, acquisition-related expenses, gains or losses on investments and business disposals and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

Donnelley Financial will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Wednesday, February 28, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).  The live webcast will be accessible on Donnelley Financial’s web site: www.dfsco.com.  Individuals wishing to participate must register in advance at http://www.meetme.net/DFIN.  After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference.  A webcast replay will be archived on the Company’s web site for 30 days after the call.  In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 7739939#.

About Donnelley Financial

Donnelley Financial (NYSE: DFIN) provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,400 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients.

For more information about Donnelley Financial, visit dfsco.com.

Investor Contact:

Sloan Bohlen

Solebury Communications Group

investors@dfsco.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales.  The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance.  The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

Our non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.  These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the impact of changes in foreign exchange rates and acquired and disposed businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Donnelley Financial and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about Donnelley Financial management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Donnelley Financial believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Donnelley Financial’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Donnelley Financial’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in Donnelley Financial’s periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in Donnelley Financial's Form 10-K for the fiscal year ended December 31, 2016, those discussed under “Cautionary Statement” in Donnelley Financial’s quarterly Form 10-Q filings, and in other investor communications of Donnelley Financial’s from time to time. Donnelley Financial does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Consolidated Balance Sheets

As of December 31, 2017 and December 31, 2016

(UNAUDITED)

(in millions, except per share data)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$52.0	$36.2
Receivables, less allowances for doubtful accounts of $7.3 in 2017 (2016 - $6.4)	165.2	156.2
Receivables from R.R. Donnelley (1)	—	96.0
Inventories	23.3	24.1
Prepaid expenses and other current assets	29.6	17.1
Total Current Assets	270.1	329.6
Property, plant and equipment - net	34.7	35.5
Goodwill	447.4	446.4
Other intangible assets - net	39.9	54.3
Software-net	41.1	41.6
Deferred income taxes	22.2	37.0
Other noncurrent assets	38.1	34.5
Total Assets	$893.5	$978.9

Liabilities
Accounts payable	$67.8	$85.3
Accrued liabilities	119.2	100.7
Total Current Liabilities	187.0	186.0
Long-term debt	458.3	587.0
Deferred compensation liabilities	22.8	24.4
Pension and other postretirement benefits plan liabilities	52.5	56.4
Other noncurrent liabilities	23.5	14.0
Total Liabilities	744.1	867.8

Equity
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued: 33.8 shares in 2017 (2016 - 32.6 shares)	0.3	0.3
Treasury stock, at cost: less than 0.1 shares in 2017	(0.9)	—
Additional paid-in capital	205.7	179.9
Retained earnings (deficit)	8.9	(0.8)
Accumulated other comprehensive loss	(64.6)	(68.3)
Total Equity	149.4	111.1
Total Liabilities and Equity	$893.5	$978.9

(1) Beginning in the quarter ended September 30, 2017, R.R. Donnelley ("RRD") no longer qualified as a related party.

Donnelley Financial Solutions, Inc.

Consolidated and Combined Statements of Operations

For the Three and Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31,						For the Twelve Months Ended December 31,
	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP
Services net sales	$160.7	$—	$160.7	$144.5	$—	$144.5	$632.1	$—	$632.1	$598.6	$—	$598.6
Products net sales	64.1	—	64.1	76.5	—	76.5	372.8	—	372.8	384.9	—	384.9
Total net sales	224.8	—	224.8	221.0	—	221.0	1,004.9	—	1,004.9	983.5	—	983.5
Services cost of sales (1)	88.5	—	88.5	82.5	—	82.5	328.7	—	328.7	297.1	—	297.1
Services cost of sales with R.R. Donnelley affiliates (1) (2)	—	—	—	8.4	—	8.4	19.5	—	19.5	37.8	—	37.8
Products cost of sales (1)	50.2	—	50.2	46.3	—	46.3	240.9	—	240.9	226.2	—	226.2
Products cost of sales with R.R. Donnelley affiliates (1) (2)	—	—	—	9.3	—	9.3	32.3	—	32.3	57.9	—	57.9
Total cost of sales (1)	138.7	—	138.7	146.5	—	146.5	621.4	—	621.4	619.0	—	619.0
Selling, general and administrative expenses (SG&A) (1)	61.7	(8.5)	53.2	53.0	(6.2)	46.8	232.9	(23.5)	209.4	209.8	(7.4)	202.4
Restructuring, impairment and other charges - net	0.7	(0.7)	—	1.8	(1.8)	—	7.1	(7.1)	—	5.4	(5.4)	—
Depreciation and amortization	12.8	—	12.8	13.2	—	13.2	44.5	—	44.5	43.3	—	43.3
Income from operations	10.9	9.2	20.1	6.5	8.0	14.5	99.0	30.6	129.6	106.0	12.8	118.8
Interest expense-net	10.2	—	10.2	11.4	—	11.4	42.9	—	42.9	11.7	—	11.7
Investment and other income - net	(0.1)	—	(0.1)	—	—	—	(0.1)	—	(0.1)	—	—	—
Earnings (loss) before income taxes	0.8	9.2	10.0	(4.9)	8.0	3.1	56.2	30.6	86.8	94.3	12.8	107.1
Income tax expense (benefit)	24.5	(19.2)	5.3	(4.1)	3.1	(1.0)	46.5	(10.1)	36.4	35.2	5.0	40.2
Net earnings (loss)	$(23.7)	$28.4	$4.7	$(0.8)	$4.9	$4.1	$9.7	$40.7	$50.4	$59.1	$7.8	$66.9
Net earnings (loss) per share:
Basic net earnings (loss) per share	$(0.71)		$0.14	$(0.02)		$0.13	$0.29		$1.52	$1.81		$2.05
Diluted net earnings (loss) per share	$(0.71)		$0.14	$(0.02)		$0.13	$0.29		$1.51	$1.80		$2.04
Weighted average number of common shares outstanding (2):
Basic	33.6		33.6	32.6		32.6	33.1		33.1	32.6		32.6
Diluted	33.6		33.9	32.6		32.6	33.3		33.3	32.8		32.8
Additional information:
Gross margin (1)	38.3%		38.3%	33.7%		33.7%	38.2%		38.2%	37.1%		37.1%
SG&A as a % of total net sales (1)	27.4%		23.7%	24.0%		21.2%	23.2%		20.8%	21.3%		20.6%
Operating margin	4.8%		8.9%	2.9%		6.6%	9.9%		12.9%	10.8%		12.1%
Effective tax rate	nm		53.0%	nm		nm	82.7%		41.9%	37.3%		37.5%

(1)	Exclusive of depreciation and amortization
(2)

Beginning in the quarter ended June 30, 2017, LSC Communications, Inc (“LSC”) no longer qualified as a related party, therefore the 2017 amounts disclosed related to LSC are presented through March 31, 2017 only. Beginning in the quarter ended September 30, 2017, RRD no longer qualified as a related party, therefore the amounts disclosed related to RRD are presented through June 30, 2017 only.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2017					For the Twelve Months Ended December 31, 2017
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$61.7	$10.9	4.8%	$(23.7)	$(0.71)	$232.9	$99.0	9.9%	$9.7	$0.29
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	0.7	0.3%	0.3	0.01	—	7.1	0.7%	4.2	0.13
Spin-off related transaction expenses	(6.7)	6.7	3.0%	4.4	0.13	(16.5)	16.5	1.6%	9.9	0.30
Share-based compensation expense	(1.6)	1.6	0.7%	1.2	0.04	(6.8)	6.8	0.7%	4.1	0.12
Acquisition-related expenses	(0.2)	0.2	0.1%	0.1	0.00	(0.2)	0.2	0.0%	0.1	0.00
Income tax adjustments (1)	—	—	0.0%	22.4	0.67	—	—	0.0%	22.4	0.67
Total Non-GAAP adjustments	(8.5)	9.2	4.1%	28.4	0.85	(23.5)	30.6	3.0%	40.7	1.22
Non-GAAP measures	$53.2	$20.1	8.9%	$4.7	$0.14	$209.4	$129.6	12.9%	$50.4	$1.51

	For the Three Months Ended December 31, 2016					For the Twelve Months Ended December 31, 2016
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$53.0	$6.5	2.9%	$(0.8)	$(0.02)	$209.8	$106.0	10.8%	$59.1	$1.80
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	1.8	0.8%	1.1	0.03	—	5.4	0.5%	3.3	0.10
Spin-off related transaction expenses	(4.9)	4.9	2.2%	3.0	0.09	(4.9)	4.9	0.5%	3.0	0.09
Share-based compensation expense	(1.3)	1.3	0.7%	0.8	0.03	(2.5)	2.5	0.3%	1.5	0.05
Total Non-GAAP adjustments	(6.2)	8.0	3.7%	4.9	0.15	(7.4)	12.8	1.3%	7.8	0.24
Non-GAAP measures	$46.8	$14.5	6.6%	$4.1	$0.13	$202.4	$118.8	12.1%	$66.9	$2.04

(1)

For the three months and year ended December 31, 2017, income tax adjustments relate to the impact of the U.S. Tax Cuts and Jobs Act, including the transition tax imposed on the Company's accumulated foreign earnings and the remeasurement of the Company's U.S net deferred tax asset.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended December 31, 2017
Net sales	$189.7	$35.1	$—	$224.8
Income (loss) from operations	20.1	(0.4)	(8.8)	10.9
Operating margin %	10.6%	(1.1%)	nm	4.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	(0.5)	0.9	0.3	0.7
Spin-off related transaction expenses	6.0	—	0.7	6.7
Share-based compensation expense	—	—	1.6	1.6
Acquisition-related expenses	—	—	0.2	0.2
Total Non-GAAP adjustments	5.5	0.9	2.8	9.2

Non-GAAP income (loss) from operations	$25.6	$0.5	$(6.0)	$20.1
Non-GAAP operating margin %	13.5%	1.4%	nm	8.9%

Depreciation and amortization	10.7	2.1	—	12.8
Non-GAAP Adjusted EBITDA	$36.3	$2.6	$(6.0)	$32.9
Non-GAAP Adjusted EBITDA margin	19.1%	7.4%	nm	14.6%

For the Three Months Ended December 31, 2016
Net sales	$182.8	$38.2	$—	$221.0
Income (loss) from operations	18.4	2.4	(14.3)	6.5
Operating margin %	10.1%	6.3%	nm	2.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.6	0.1	0.1	1.8
Spin-off related transaction expenses	0.3	—	4.6	4.9
Share-based compensation expense	—	—	1.3	1.3
Total Non-GAAP adjustments	1.9	0.1	6.0	8.0

Non-GAAP income (loss) from operations	$20.3	$2.5	$(8.3)	$14.5
Non-GAAP operating margin %	11.1%	6.5%	nm	6.6%

Depreciation and amortization	8.3	1.4	3.5	13.2
Non-GAAP Adjusted EBITDA	$28.6	$3.9	$(4.8)	$27.7
Non-GAAP Adjusted EBITDA margin	15.6%	10.2%	nm	12.5%

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2017
Net sales	$847.9	$157.0	$—	$1,004.9
Income (loss) from operations	127.6	7.2	(35.8)	99.0
Operating margin %	15.0%	4.6%	nm	9.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	3.9	2.2	1.0	7.1
Spin-off related transaction expenses	10.0	—	6.5	16.5
Share-based compensation expense	—	—	6.8	6.8
Acquisition-related expenses	—	—	0.2	0.2
Total Non-GAAP adjustments	13.9	2.2	14.5	30.6

Non-GAAP income (loss) from operations	$141.5	$9.4	$(21.3)	$129.6
Non-GAAP operating margin %	16.7%	6.0%	nm	12.9%

Depreciation and amortization	38.2	6.3	—	44.5
Non-GAAP Adjusted EBITDA	$179.7	$15.7	$(21.3)	$174.1
Non-GAAP Adjusted EBITDA margin	21.2%	10.0%	nm	17.3%

For the Twelve Months Ended December 31, 2016
Net sales	$845.2	$138.3	$—	$983.5
Income (loss) from operations	118.4	9.6	(22.0)	106.0
Operating margin %	14.0%	6.9%	nm	10.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	4.7	0.6	0.1	5.4
Spin-off related transaction expenses	0.3	—	4.6	4.9
Share-based compensation expense	—	—	2.5	2.5
Total Non-GAAP adjustments	5.0	0.6	7.2	12.8

Non-GAAP income (loss) from operations	$123.4	$10.2	$(14.8)	$118.8
Non-GAAP operating margin %	14.6%	7.4%	nm	12.1%

Depreciation and amortization	34.5	4.6	4.2	43.3
Non-GAAP Adjusted EBITDA	$157.9	$14.8	$(10.6)	$162.1
Non-GAAP Adjusted EBITDA margin	18.7%	10.7%	nm	16.5%

Donnelley Financial Solutions, Inc.

Consolidated and Combined Statements of Cash Flows

For the Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2017	2016
Net earnings	$9.7	$59.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44.5	43.3
Provision for doubtful accounts receivable	3.9	3.1
Share-based compensation	6.8	2.5
Deferred income taxes	12.4	(5.9)
Changes in uncertain tax positions	(0.2)	0.9
Gain on investments and other assets - net	0.2	0.1
Net pension and other postretirement benefits plan income	(3.3)	(1.0)
Other	2.8	1.0
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	18.0	(43.1)
Inventories	0.8	(1.9)
Prepaid expenses and other current assets	(3.5)	(7.4)
Accounts payable	(18.3)	42.3
Income taxes payable and receivable	5.4	(3.6)
Accrued liabilities and other	14.4	17.7
Pension and other postretirement benefits plan contribution	(2.2)	(1.1)
Net cash provided by operating activities	$91.4	$106.0

Capital expenditures	(27.8)	(26.2)
Purchases of investments	(3.4)	(3.5)
Other investing activities	0.2	0.4
Net cash used in investing activities	$(31.0)	$(29.3)

Revolving facility borrowings	298.5	—
Payments on revolving facility borrowings	(298.5)	—
Payments on long-term debt	(133.0)	(50.0)
Debt issuance costs	(2.1)	(9.3)
Separation-related payment from R.R. Donnelley	68.0	—
Proceeds from issuance of common stock	18.8	—
Proceeds from issuance of long-term debt	3.1	348.2
Net change in short-term debt	—	(8.8)
Net transfers to Parent and affiliates	—	(340.1)
Treasury stock repurchases	(0.9)	—
Other financing activities	0.4	—
Net cash used in financing activities	$(45.7)	$(60.0)
Effect of exchange rate on cash and cash equivalents	1.1	4.4
Net increase in cash and cash equivalents	15.8	21.1
Cash and cash equivalents at beginning of year	36.2	15.1
Cash and cash equivalents at end of period	$52.0	$36.2

Additional Information:
	2017	2016
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$91.4	$106.0

Less: capital expenditures	27.8	26.2
Free cash flow	$63.6	$79.8

	2017	2016
For the Nine Months Ended September 30:
Net cash provided by operating activities	$33.7	$56.8
Less: capital expenditures	20.0	14.0
Free cash flow	$13.7	$42.8

	2017	2016
For the Three Months Ended December 31:
Net cash provided by operating activities	$57.7	$49.2
Less: capital expenditures	7.8	12.2
Free cash flow	$49.9	$37.0

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	Net Sales
	For the Three Months Ended	For the Twelve Months Ended
December 31, 2017
Capital Markets	$105.6	$455.4
Investment Markets	69.4	345.4
Language Solutions and other	14.7	47.1
U.S.	189.7	847.9
International	35.1	157.0
Consolidated	$224.8	$1,004.9

December 31, 2016
Capital Markets	$96.6	$466.1
Investment Markets	72.4	336.1
Language Solutions and other	13.8	43.0
U.S.	182.8	845.2
International	38.2	138.3
Consolidated	$221.0	$983.5

Net sales change
Capital Markets	9.3%	(2.3%)
Investment Markets	(4.1%)	2.8%
Language Solutions and other	6.5%	9.5%
U.S.	3.8%	0.3%
International	(8.1%)	13.5%
Consolidated	1.7%	2.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S.	—%	—%
International	4.2%	(1.3%)
Consolidated	0.7%	(0.2%)

Net organic sales change (1)
U.S.	3.8%	0.3%
International	(12.3%)	14.8%
Consolidated	1.0%	2.4%

(1)	Adjusted for the impact of changes in FX rates

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2017	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
GAAP net earnings (loss)	$9.7	$(23.7)	$5.3	$18.8	$9.3

Adjustments
Income tax expense	46.5	24.5	2.1	13.1	6.8
Interest expense-net	42.9	10.2	10.6	11.0	11.1
Investment and other income-net	(0.1)	(0.1)	—	—	—
Depreciation and amortization	44.5	12.8	10.6	10.9	10.2
Restructuring, impairment and other charges-net	7.1	0.7	(0.6)	3.2	3.8
Share-based compensation expense	6.8	1.6	1.7	2.4	1.1
Spin-off related transaction expenses	16.5	6.7	2.6	4.5	2.7
Acquisition-related expenses	0.2	0.2	—	—	—
Total Non-GAAP adjustments	164.4	56.6	27.0	45.1	35.7

Non-GAAP adjusted EBITDA	$174.1	$32.9	$32.3	$63.9	$45.0

Net sales	$1,004.9	$224.8	$222.6	$290.2	$267.3
Non-GAAP adjusted EBITDA margin %	17.3%	14.6%	14.5%	22.0%	16.8%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2016	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
GAAP net earnings (loss)	$59.1	$(0.8)	$10.2	$36.3	$13.4

Adjustments
Income tax expense (benefit)	35.2	(4.1)	7.9	22.6	8.8
Interest expense (income)-net	11.7	11.4	(0.1)	0.1	0.3
Depreciation and amortization	43.3	13.2	9.8	10.8	9.5
Restructuring, impairment and other charges-net	5.4	1.8	1.7	1.3	0.6
Share-based compensation expense	2.5	1.3	0.2	0.7	0.3
Spin-off related transaction expenses	4.9	4.9	—	—	—
Total Non-GAAP adjustments	103.0	28.5	19.5	35.5	19.5

Non-GAAP adjusted EBITDA	$162.1	$27.7	$29.7	$71.8	$32.9

Net sales	$983.5	$221.0	$224.4	$298.0	$240.1
Non-GAAP adjusted EBITDA margin %	16.5%	12.5%	13.2%	24.1%	13.7%

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of December 31, 2017 and 2016

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2017		December 31, 2016
Availability
Stated amount of the Revolving Facility	$300.0		$300.0
Less: availability reduction from covenants	—		145.4
Amount available under the Revolving Facility (1)	300.0		154.6

Usage
Borrowings under the Revolving Facility (1)	—		—
Impact on availability related to outstanding letters of credit	—		0.9
	—		0.9

Availability under the Revolving Facility	300.0		153.7

Cash (2)	52.0		36.2

Net Available Liquidity	$352.0		$189.9

Short-term debt	$—		$—
Long-term debt	458.3		587.0
Total debt	$458.3		$587.0

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2017 and 2016	$174.1		$162.1

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.6	x	3.6	x

(1)

On September 30, 2016, the Company entered into a $300.0 million senior secured revolving credit facility (the “Revolving Facility”).  The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement.  There were no outstanding borrowings under the Revolving Facility as of December 31, 2017.  Based on the Company’s results of operations for the twelve months ended December 31, 2017 and existing debt, the Company would have had the ability to utilize $300.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 30% and 46% of cash as of December 31, 2017 and 2016, respectively, was located outside of the U.S.  Certain cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.